SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 11, 2004

INNOVATE ONCOLOGY, INC.

(Exact name of issuer as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

33-55254-28 (Commission File Number)	87-0438641 (IRS Employer Identification No.)

19th Floor, 712 Fifth Avenue, New York, NY, 10019-4108
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (646) 723-8944

N/A
(Former name or former address, if changed since last report)

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

As of March 17, 2004, the Registrant has appointed new auditors. Registrant terminated Robison, Hill & Co (Registrant's former independent auditors). This decision to terminate the relationship was the result of the change in control of the Registrant following the Registrants acquisition of Innovate Oncology, Inc a Delaware company.

Registrant provided Robison Hill with a copy of the disclosures it is making herein prior to the filing of this Current Report on Form 8-K with the Securities and Exchange Commission ("SEC") and requested that Robison, Hill & Co furnish the Registrant a letter addressed to the SEC stating whether Robison, Hill & Co agrees with the statements made by the Registrant herein and, if not, stating the respects in which it does not. The decision to change auditors was approved by the Board of Directors. There were no disagreements with the former accountant on any matter of accounting principles or practices since their appointment.

Simultaneously with the termination of its relationship with Robison, Hill & Co, Registrant retained Cacciamatta Accountancy Corporation ("Cacciamatta") as the Registrant's independent auditors. Cacciamatta's address is 18881 Von Karman, Suite 1550, Irvine, CA 92612. The Registrant's Board of Directors approved the appointment of Cacciamatta as the Registrant's independent accountants on November 8, 2004.

During the most recent fiscal year and subsequent interim period, Registrant has not consulted with Cacciamatta regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, or (ii) any matter that was either the subject of disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

16.1	Registrants letter to Accountants dated March 23, 2005
16.2	Letter from the Registrants former certifying accountants to the Commission

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATE ONCOLOGY, INC.,
A Nevada corporation (Registrant)

DATE: March 23, 2005	By:	/S/ NIGEL RULEWSKI
NIGEL RULEWSKI, CHIEF
EXECUTIVE OFFICER

Exhibit Index

16.1	Registrants letter to Accountants dated March 23, 2005
16.2	Letter from the Registrants former certifying accountants to the Commission